EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Micro Component Technology, Inc. (the “Company”) on Form S-8 of our report dated March 28, 2008 which expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern, appearing in the Annual Report on Form 10-K of Micro Component Technology, Inc. for the year ended December 31, 2007.

/s/ Olsen, Thielen & Co., Ltd.

St. Paul, Minnesota

August 15, 2008